UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2011

Saba Software, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34372	94-3267638
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2400 Bridge Parkway, Redwood Shores, California	94065-1166
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 581-2500

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 23, 2011, Saba Software, Inc. (the “Company”) entered into an amendment to the Company’s amended and restated employment agreement with Bobby Yazdani, the Company’s Chairman and Chief Executive Officer. The amendment provides for the following changes to Mr. Yazdani’s employment agreement:

•	Mr. Yazdani’s annual base salary is increased to $500,000.

•

Mr. Yazdani’s annual incentive compensation target will be 100% of his annual base salary, provided that for fiscal year 2012 only Mr. Yazdani’s annual incentive compensation target will be 120% of his annual base salary.

•

In the event that the Company terminates Mr. Yazdani’s employment without Cause or Mr. Yazdani terminates his employment for Good Reason (as such capitalized terms are defined in his employment agreement), the amount of severance payments Mr. Yazdani shall receive will equal two times the sum of the following: (a) an amount equal to that number of months of his then current base salary equal to the sum of six months plus one month for every 12 month period, including nonconsecutive months, he has been employed by the Company prior to the date of termination (which sum shall not exceed twelve (12) months) (collectively, the “Severance Months”), and (b) an amount equal to the product of (x) the quotient of the number of Severance Months divided by 12, and (y) the Target Bonus amount (as such capitalized terms is defined in his employment agreement), less all applicable standard deductions and withholdings.

•

In the event that any of the payments or benefits provided for in his employment agreement or otherwise (i) constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986 (the “Code”), and (ii) would otherwise be subject to the excise tax imposed by Section 4999 of the Code, then Mr. Yazdani’s payments or benefits under his agreement or otherwise will be either: (a) delivered in full or (b) delivered as to such lesser extent which would result in no portion of such payments or benefits being subject to excise tax under Section 4999 of the Code, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the excise tax imposed by Section 4999 of the Code, results in the receipt by Mr. Yazdani on an after-tax basis of the greatest amount of payments and benefits, notwithstanding that all or some portion of such payments or benefits may be taxable under Section 4999 of the Code.

The foregoing description of the amendment to Mr. Yazdani’s employment agreement is qualified in its entirety by the full text of the amendment, a copy of which is attached hereto as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is attached to this Current Report on Form 8-K:

Exhibit Number	Description

10.1	Amendment to Amended and Restated Employment Agreement, dated as of December 23, 2011, between Saba Software, Inc. and Bobby Yazdani.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Saba Software, Inc. (Registrant)

Date: December 27, 2011	/s/ Peter E. Williams III
(Signature) Interim Chief Financial Officer and Executive Vice President and Secretary